SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




                               September 21, 2001
               --------------------------------------------------
               (Date of Report - Date of earliest event reported)





                             KERR-McGEE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    1-16619                73-1612389
 ------------------------   ------------------------    -------------------
 (State of Incorporation)   (Commission File Number)      (IRS Employer
                                                        Identification No.)



                   Kerr-McGee Center
                Oklahoma City, Oklahoma                       73125
       ----------------------------------------             ----------
       (Address of principal executive offices)             (Zip Code)



                                 (405) 270-1313
                         -------------------------------
                         (Registrant's telephone number)



Item 5.   Other Events

          The Company announced during its interim third-quarter conference call on Friday, September 21, 2001, the following:

            1. As   a  result   of  regulatory   activities    and    additional
               remediation work required at sites of former operations, the Company expects to take an after-tax special charge in the third quarter of approximately $50 million.

            2. Production  from  the  Company's  Hutton field  in  the North Sea was suspended in May of this year due to concern regarding the integrity of the pipeline used to export crude oil from the field. Based on the information currently available, an after-tax impairment charge related to such suspension in the range of $30
               - 35 million is anticipated in the third quarter.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              KERR-MCGEE CORPORATION


                                      By:     (Deborah A. Kitchens)
                                              -----------------------------
                                              Deborah A. Kitchens
                                              Vice President and Controller

Dated: September 21, 2001